Exhibit 21.1

List of Subsidiaries of City Office REIT, Inc.

	Name of Subsidiary	State of Incorporation or Organization
1.	City Office REIT Operating Partnership, L.P.	Maryland
2.	Gibralt Amberglen LLC	Delaware
3.	Amberglen Properties Limited Partnership	Oregon
4.	CORE Cherry GP Corp.	Delaware
5.	CORE Cherry Limited Partnership	Delaware
6.	Central Fairwinds GP Corporation	Florida
7.	Central Fairwinds Limited Partnership	Florida
8.	City Center STF GP Corp.	Florida
9.	City Center STF, LP	Florida
10.	SCCP Boise GP, Inc.	Delaware
11.	SCCP Boise Limited Partnership	Delaware
12.	SCCP Boise Outlot GP, Inc.	Delaware
13.	SCCP Boise Outlot Limited Partnership	Delaware
14.	SCCP Central Valley GP Corp.	Delaware
15.	SCCP Central Valley Limited Partnership	Delaware
16.	City Office Development, LLC	Delaware
17.	CIO Lake Vista GP, LLC	Delaware
18.	CIO Lake Vista, Limited Partnership	Delaware
19.	CIO Plaza 25 GP, LLC	Delaware
20.	CIO Plaza 25, Limited Partnership	Delaware
21.	CIO Research Park GP, LLC	Delaware
22.	CIO Research Park, Limited Partnership	Delaware
23.	CIO Logan Tower GP, LLC	Delaware
24.	CIO Logan Tower, Limited Partnership	Delaware
25.	CIO 190 GP, LLC	Delaware
26.	CIO 190, Limited Partnership	Delaware
27.	CIO Intellicenter GP, LLC	Delaware
28.	CIO Intellicenter, Limited Partnership	Delaware
29.	CIO Management Buyer LLC	Delaware
30.	City Office Management ULC	British Columbia
31.	CIO Superior Pointe GP LLC	Delaware
32.	CIO Superior Pointe Limited Partnership	Delaware
33.	CIO Crossroads GP, LLC	Delaware
34.	CIO Crossroads Limited Partnership	Delaware
35.	CIO Tech Parkway Holdings, Limited Partnership	Delaware
36.	CIO Tech Parkway Holdings GP, LLC	Delaware
37.	CIO Intellicenter GP Outlet, LLC	Delaware
38.	CIO Intellicenter Outlet, Limited Partnership	Delaware
39.	CIO Carillon GP, LLC	Delaware
40.	CIO Carillon, Limited Partnership	Delaware
41.	CIO Park Tower GP LLC	Delaware
42.	CIO Park Tower Limited Partnership	Delaware
43.	CIO 5090 GP, LLC	Delaware
44.	CIO 5090, Limited Partnership	Delaware
45.	CIO San Tan I GP, LLC	Delaware
46.	CIO San Tan I, Limited Partnership	Delaware
47.	CIO San Tan II GP, LLC	Delaware
48.	CIO San Tan II, Limited Partnership	Delaware
49.	CIO 2525 McKinnon GP, LLC	Delaware
50.	CIO 2525 McKinnon, Limited Partnership	Delaware